Exhibit 5.2

Our Ref:	WWLK/98101
Your Ref:

Direct Line:	+852 2861 8471; +852 2861 8327
Direct Email:	warrenko@robertsonshk.com; joseph_wong@robertsonshk.com

19 September 2025

BAO Holding Limited

Tsing Yi Industrial Centre Phase 1

Nos. 1-33 Cheung Tat Road

Tsing Yi, New Territories

Hong Kong

Dear Sirs,

RE: BAO HOLDING LIMITED (THE “COMPANY”) – LEGAL OPINION

We act as legal advisers to the Company as to the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) in connection with the proposed listing of the shares of the Company on the NASDAQ Capital Market (“NASDAQ”).

We are qualified lawyers of Hong Kong and as such are qualified to issue this opinion (the “Opinion”) on the laws and regulations of Hong Kong effective as of the date hereof. This Opinion is limited to matters of the laws of Hong Kong as in force and applied at the date of this Opinion. We have not investigated the laws of any jurisdiction other than Hong Kong and we express no opinion on the laws of any other jurisdiction.

We were engaged as Hong Kong counsel to the Company, a company incorporated under the laws of the Cayman Islands, and Boxasone Limited (the “Hong Kong Subsidiary”) in connection with (a) the proposed initial public offering (the “Offering”) of 1,500,000 class A ordinary shares, par value of US$0.0001 per share, of the Company (or 1,725,000 class A ordinary shares if the underwriter exercises their over-allotment option in full), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering; and (b) the Company’s proposed listing of the Ordinary Shares on NASDAQ.

1.	Assumptions

Our legal review has been undertaken on the following basis:

(i)	We have assumed that the documents reviewed (the “Documents”) comprise of all the information and materials in existence which are relevant to the Hong Kong Subsidiary and unless otherwise indicated we have made no enquiry to ascertain whether all relevant documents and records have been supplied to us.

(ii)	We have assumed that each of the Documents is up to date, in full force and effect and has not been terminated or amended without expressly stating so therein or without our knowledge.

(iii)	We have assumed that all copies of Documents reviewed by us conform to the originals and we have assumed the genuineness of all signatures and company seals and chops.

(iv)	We have assumed that each contracting party to a Document has the right, power and authority and has taken all actions necessary to execute and deliver, and to exercise its rights and perform its obligations under the relevant Document.

(v)	Except where it has been expressly brought to our attention or is apparent from the face of the relevant Documents that a Document has been amended but copies of agreements or composites of agreements incorporating subsequent amendments have not been provided, we have assumed that such agreements are subsisting, complete and include all amendments or alterations to such agreements.

(vi)	We have not reviewed any financial, accounting or technological matters.

(vii)	The entering into of the Documents (which constitute contract or agreement) by the parties named therein is in the commercial benefit of such parties.

(viii)	The Documents (where applicable) were executed on behalf of the Hong Kong Subsidiary by its duly authorised personnel.

(ix)	The laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

2.	Opinions

Subject to the Assumptions and the Qualifications, we are of the Opinion that:

(i)	the statements set forth in the Registration Statement under the captions “Risk Factors”, “Regulatory Environment And The Laws And Regulations Of Hong Kong” and “Legal Matters” in each case insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(ii)	the statements set forth in the Registration Statement under the caption “Material Tax Considerations – Hong Kong Tax Considerations” and “Enforceability of Civil Liabilities – Hong Kong” are true and accurate in all material respects and that such statements constitute our opinion.

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3.	Qualification

The opinions set out above are subject to the following qualifications, limitations and exceptions (“Qualifications”):

(i)	our Opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than Hong Kong;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	our Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(iv)	this Opinion is issued based on the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(v)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Hong Kong Subsidiary and public searches conducted in Hong Kong;

(vi)	this Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the Opinion should not be read independently;

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(vii)	as used in this Opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Hong Kong Subsidiary in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Hong Kong Subsidiary or the rendering of this Opinion;

(viii)	the severability of provisions of any of the Documents which are illegal, invalid or unenforceable is, as a matter of Hong Kong law, at the discretion of the court, accordingly, we express no opinion as to the enforceability or validity of any such clause of the Documents;

(ix)	to be valid and effective, each choice of law in each Document must be bona fide and the express choice of law will be disregarded if a Hong Kong court considers that the system of law has been chosen to evade the provisions of the legal system with which the Document, determined objectively, are most closely connected;

(x)	we express no view as to the commercial suitability of the Documents or of the provisions therein or the general compliance with market practice or any commercial aspects of such Documents;

(xi)	we have not carried out any site inspection of the properties for the purpose of verifying the actual user of the properties. The actual user of the properties as stated is based upon the information as supplied by the Hong Kong Subsidiary;

(xii)	we have not inspected the properties, neither have we made any enquiries with respect to physical state and condition of the properties. We are not in a position to check if there is any illegal or unauthorized partitioning or division of the properties, or any illegal or unauthorized structure, addition or alteration in or at or to the properties. We are not in a position to check or verify the area and/or boundary of the properties;

(xiii)	to the extent that this opinion contains or refers to reports, opinions or memoranda from any other person, that person remains wholly and exclusively responsible for their contents and we have not carried out any independent verifications of their contents; and

(xiv)	this opinion is limited to Hong Kong law as in force and applied by the Hong Kong court as at the date of this Opinion.

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We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ ROBERTSONS

ROBERTSONS

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